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Exhibit 99.1

Contact:	Donald H. Anderson, President/CEO Randall J. Larson, Executive Vice President/CFO 303-626-8200

TransMontaigne plans to list its common stock on the
New York Stock Exchange

Wednesday, April 20, 2005	Immediate Release

        Denver, Colorado—TransMontaigne Inc. announced today that is has applied to list its common stock on the New York Stock Exchange ("NYSE"). Subject to receipt of approval from the NYSE, TransMontaigne currently expects its common stock to begin trading on the NYSE on or about May 5, 2005 under the symbol "TMG".

        Until commencement of trading on the NYSE, TransMontaigne's shares will continue to be traded on the American Stock Exchange ("AMEX") under the symbol "TMG".

        TransMontaigne Inc. is a refined petroleum products marketing and distribution company based in Denver, Colorado with operations in the United States, primarily in the Gulf Coast, Midwest and East Coast regions. The Company's principal activities consist of (i) terminal, pipeline, and tug and barge operations, (ii) marketing and distribution, and (iii) supply chain management services. The Company's customers include refiners, wholesalers, distributors, marketers, and industrial and commercial end-users of refined petroleum products. Corporate news and additional information about TransMontaigne Inc. is available on the Company's web site: www.transmontaigne.com

Forward-Looking Statements

        This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

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TransMontaigne plans to list its common stock on the New York Stock Exchange